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                            TRIO-TECH INTERNATIONAL
                                 EXHIBIT  11.1
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                  (unaudited)
                     (in thousands, except per share data)

                                                  THREE MONTHS ENDED
                                                  ------------------

                                                  SEP. 29,  SEP. 30,
                                                    1995      1994
                                                  -------   -------

Net income                                        $    120  $     35


Primary earnings per share:


    Weighted average number of common shares
        outstanding                                  1,181     1,152

    Dilutive effect of stock options and
        warrants after application
        of treasury stock method                        93         8
                                                  --------  --------


Number of shares used to compute primary
                                                   -------   -------
earnings per share
                                                     1,274     1,160
                                                  ========  ========

Primary earnings per share:
    Net income  per share                         $   0.09  $   0.03
                                                  ========  ========

Fully diluted earnings per share:
                                                  THREE MONTHS ENDED
                                                  ------------------


    Weighted average number of common shares
        outstanding                                  1,181     1,152


    Dilutive effect of stock options and
         warrants after application
        of treasury stock method                       123         8
                                                  --------  --------


Number of shares used to compute fully diluted
         earnings per share                          1,304     1,160
                                                  ========  ========

Fully diluted earnings per share:
    Net income  per share                         $   0.09  $   0.03
                                                  ========  ========

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